UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  May 8, 2012
(Date of earliest event reported)

MRI INTERVENTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

One Commerce Square, Suite 2550
Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 522-9300
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Current Report on Form 8-K of MRI Interventions, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 19, 2012, the employment of John T. Keane, Vice President, Sales of the Company, and a named executive officer of the Company, terminated effective April 16, 2012.  In connection with the termination of Mr. Keane’s employment with the Company, the Company and Mr. Keane entered into a Separation Agreement dated May 8, 2012 (the “Separation Agreement”).  The Separation Agreement provides for a cash payment to Mr. Keane of $27,500, which amount will be paid in three installments in accordance with the Company’s standard payroll practices.  The Separation Agreement also includes a release of claims from Mr. Keane (the “Release”) as well as an acknowledgment and agreement by Mr. Keane that the Non-Disclosure and Proprietary Rights Agreement made by Mr. Keane dated March 17, 2010 and the Non-Competition Agreement made by Mr. Keane dated March 17, 2010 (collectively, the “Restrictive Agreements”) will remain in full force and effect, and Mr. Keane will comply with his continuing obligations under each of the Restrictive Agreements.  Mr. Keane is entitled to revoke the Release up through May 15, 2012, which if revoked, will be of no further force and effect, and Mr. Keane will not be entitled to the separation benefits described above.  The foregoing description of the terms and conditions of the Separation Agreement is only a summary and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI INTERVENTIONS, INC.

By:	/s/ Oscar L. Thomas
Oscar L. Thomas
Vice President, Business Affairs and Secretary

Date:           May 14, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated May 8, 2012, between John Keane and MRI Interventions, Inc.

4